UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2024

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Drive

Las Vegas, Nevada

(Address of principal executive offices)

89113

(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Southwest Gas Holdings, Inc. Common Stock, $1 Par Value	SWX	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

2024 Plan

As previously disclosed, the stockholders of Southwest Gas Holdings, Inc. (the “Company”) approved the Southwest Gas Holdings, Inc. 2024 Omnibus Incentive Plan (the “2024 Plan”) at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) held on May 2, 2024. The Company’s Board of Directors (the “Board”) previously adopted the 2024 Plan, subject to stockholder approval of the 2024 Plan.

Form of RSU and PSU Award Agreements Under the 2024 Plan

On February 21, 2024, subject to stockholder approval of the 2024 Plan, the Compensation Committee approved the following forms of award agreements under the 2024 Plan to be used in connection with the grant of Restricted Stock Unit (“RSU”) awards and Performance Stock Unit (“PSU”) awards to Participants, including the Company’s officers and directors, effective as of May 2, 2024 (stockholder approval date for the 2024 Plan):

•	a form of Restricted Stock Unit Award Agreement (the “RSU Award Agreement”);

•

a form of Performance Stock Unit Award Agreement with performance goals relating to the Company’s adjusted earnings per share and Southwest Gas Corporation’s utility return on equity (the “PSU Award Agreement (EPS and ROE)”); and

•

a form of Performance Stock Unit Award Agreement with performance goals relating to Southwest Gas Corporation’s adjusted net income and utility return on equity (the “PSU Award Agreement (UNI and ROE)”).

The following summaries are qualified in their entirety by reference to the text of the RSU Award Agreement, PSU Award Agreement (EPS and ROE), and PSU Award Agreement (UNI and ROE), which are attached hereto as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and incorporated herein by reference.

The specific vesting schedule, amount of the award, and other terms of any RSU award granted pursuant to the 2024 Plan and the RSU Award Agreement will be determined on a grant-by-grant basis. The number of shares issuable upon vesting of RSUs is fixed on the date of grant and is not dependent on Company performance.

The specific performance goals and other terms of any PSU awards granted pursuant to the 2024 Plan and the PSU Award Agreement (EPS and ROE) or the PSU Award Agreement (UNI and ROE), including the amount of the award, the applicable vesting schedule, performance goals, and the performance period(s), will be determined on a grant-by-grant basis. Any such PSU awards will be subject to the terms of the 2024 Plan and approved by the Compensation Committee. The performance goals will be determined by the Compensation Committee in accordance with the 2024 Plan and may include: (a) the Company’s adjusted earnings per share, (b) Southwest Gas Corporation’s adjusted net income, and (c) Southwest Gas Corporation’s utility return on equity, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited, the passage of time and/or against other companies or financial metrics), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against particular segments or products of the Company, and/or (v) on a pre-tax or after-tax basis.

The RSU Award Agreement, PSU Award Agreement (EPS and ROE) and PSU Award Agreement (UNI and ROE) contain restrictions on transfer and encumbrances during the period before vesting, forfeiture provisions, and special vesting terms in the event of termination due to death, disability, retirement, involuntary termination due to a general reduction in force or specific elimination of the grantee’s job (except in connection with a termination for cause), and termination without cause or with good reason within 24 months following a change in control. The RSU Award Agreement, PSU Award Agreement (EPS and ROE) and PSU Award Agreement (UNI and ROE) also provide for crediting of dividend equivalents and distribution of common stock and accumulated dividend equivalents as soon as administratively possible after vesting, along with provisions on tax liability, tax withholding and compliance with Section 409A of the Internal Revenue Code (“Code”).

Equity Compensation Awards

On February 22, 2024, the Compensation Committee approved PSU awards to certain named executive officers of the Company pursuant to the 2024 Plan, which awards were contingent upon the approval of the 2024 Plan by the Company’s stockholders. The awards were made on May 2, 2024 immediately following the conclusion of the Annual Meeting. The terms of the awards are summarized below:

Karen S. Haller, the Company’s President and Chief Executive Officer (“CEO”), was issued 53,038.674 PSUs, (i) 25% of which vested immediately upon approval of the 2024 Plan by stockholders as a result of the closing of the initial public offering (the “Centuri IPO”) of the common stock (“Centuri common stock”) of Centuri Holdings, Inc. (“Centuri”), a wholly-owned subsidiary of the Company prior to the Centuri IPO, and (ii) 75% of which will vest upon the consummation of a sale or other disposition (a “Sale or Disposition”) by the Company of shares of Centuri immediately after which the Company owns less than 20% of the total outstanding shares of Centuri common stock, subject to Ms. Haller’s Continuous Service (as such term is defined in the 2024 Plan).

Robert J. Stefani, the Company’s Senior Vice President/Chief Financial Officer, was issued 15,785.320 PSUs, (i) 25% of which vested immediately upon approval of the 2024 Plan by stockholders as a result of the closing of the Centuri IPO, and (ii) 75% of which will vest upon a Sale or Disposition, subject to Mr. Stefani’s Continuous Service.

The Compensation Committee has the discretion to reduce or eliminate the 75% portion of Ms. Haller’s and Mr. Stefani’s PSU awards that vest upon a Sale or Disposition if a disposition involving, in whole or in part, a spin-off of Centuri common stock causes the Company to own less than 20% of the total outstanding shares of Centuri common stock.

Justin L. Brown, President of Southwest Gas Corporation, was issued 15,785.320 PSUs, (i) 50% of which will vest on February 22, 2025, and (ii) 50% of which will vest on February 22, 2026, subject to Mr. Brown’s Continuous Service. Prior to each tranche of units vesting, the Company’s CEO will determine whether Mr. Brown has met certain performance objectives pursuant to which the PSUs were granted, including with respect to operational performance, cost management, regulatory outcomes and progress on continuous improvement and optimization initiatives, and the Company’s CEO will have the discretion to reduce or eliminate the portion of PSUs that vest on either or both vesting dates based on such assessment.

The Performance Stock Unit Award Agreement with Karen S. Haller, Performance Stock Unit Award Agreement with Robert J. Stefani, and Performance Stock Unit Award Agreement with Justin L. Brown (the “Grant Agreements”) contain restrictions on transfer and encumbrances during the period before vesting, forfeiture provisions, and special vesting terms in the event of termination due to death, disability, retirement, involuntary termination due to a general reduction in force or specific elimination of the grantee’s job (except in connection with a termination for cause), and termination without cause or with good reason within 24 months following a change in control. The Grant Agreements also provide for crediting of dividend equivalents and distribution of common stock and accumulated dividend equivalents as soon as administratively possible after vesting, along with provisions on tax liability, tax withholding and compliance with Section 409A of the Code.

The foregoing summaries are qualified in their entirety by reference to the text of the Performance Stock Unit Award Agreement with Karen S. Haller, Performance Stock Unit Award Agreement with Robert J. Stefani, and Performance Stock Unit Award Agreement with Justin L. Brown, which are attached hereto as Exhibit 10.4, Exhibit 10.5, and Exhibit 10.6, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement under the Southwest Gas Holdings, Inc. 2024 Omnibus Incentive Plan

10.2	Form of Performance Stock Unit Award Agreement (EPS and ROE) under the Southwest Gas Holdings, Inc. 2024 Omnibus Incentive Plan

10.3	Form of Performance Stock Unit Award Agreement (UNI and ROE) under the Southwest Gas Holdings, Inc. 2024 Omnibus Incentive Plan

10.4	Performance Stock Unit Award Agreement with Karen S. Haller

10.5	Performance Stock Unit Award Agreement with Robert J. Stefani

10.6	Performance Stock Unit Award Agreement with Justin L. Brown

104	Cover Page formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

May 7, 2024	/s/ Thomas E. Moran
Thomas E. Moran
Vice President/General Counsel/Corporate Secretary